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                                                                   EXHIBIT 5




                               September 12, 1997


Enron Corp.
1400 Smith Street
Houston, Texas  77002

Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., an Oregon corporation ("Enron"), I am familiar with the Registration Statement of Enron on Form S-3 and Post-Effective Amendment No. 3 to Registration Statement No. 33-53877 (collectively, the "Registration Statement") relating to the proposed offering from time to time of (i) up to an aggregate amount of $1,000,000,000 of Enron Debt Securities, Enron Stock Warrants, Enron Preferred Stock and Depositary Shares, and (ii) up to 7.5 million shares of Enron Common Stock, no par value (the Debt Securities, Preferred Stock, Depositary Shares, Stock Warrants and Common Stock collectively referred to herein as the "Securities"). In connection therewith, I have examined, among other things, a copy of the Amended and Restated Articles of Incorporation and Bylaws of Enron, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Securities, a copy of the Indenture dated as of November 1, 1985, as supplemented (the "Indenture"), between Enron and Harris Trust and Savings Bank, Trustee, and the forms of certain other agreements to be entered into by Enron, and I have performed such other investigations as I have considered appropriate as the basis for the opinions expressed herein. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

         Based on the foregoing, I am of the opinion that:

         (1) Enron is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.

         (2) The Debt Securities of Enron have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Enron of the purchase price thereof, the Debt Securities will be validly issued and will be binding obligations of Enron.

         (3) When (a) the terms of the series of Preferred Stock and their issue and sale have been duly established, and (if applicable) a deposit agreement has been duly authorized, executed and delivered by Enron and a Depositary, in each case in conformity with Enron's Amended and Restated Articles of Incorporation and Oregon law, (b) a certificate of designations with respect to such series


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Enron Corp.
September 12, 1997
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of the Preferred Stock has been duly filed with the Secretary of State of the
State of Oregon, (c) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (d) the shares of such series have been issued, and (if applicable) Depositary Receipts have been delivered as set forth in the Registration Statement, and (e) Enron has received the purchase price of such shares in accordance with the terms of their issue and sale, the shares of such series of Preferred Stock and (if applicable) the related Depositary Shares will be validly issued, fully paid and nonassessable.

         (4) The issuance of the Common Stock to be issued by Enron has been duly authorized, and (subject to the Registration Statement becoming effective and applicable Blue Sky laws being complied with), when the terms of their issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, and upon the receipt by Enron of the purchase price thereof, the Common Stock will be validly issued, fully paid and nonassessable.

         (5) The Stock Warrants have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Enron of the purchase price thereof, the Stock Warrants will be validly issued and will be binding obligations of Enron.

         I am a member of the bar of the State of Texas. The opinion set forth above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Oregon and federal law.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Validity of Securities" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion as an exhibit thereto. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                     Very truly yours,



                                                     /s/ James V. Derrick, Jr.